                                                                   EXHIBIT 23.2





                   INDEPENDENT AUDITOR'S CONSENT

To The Board of Directors of
 Rnethealth.com, Inc.

We hereby consent to the use in this Registration Statement on Form SB-2 of our report dated October 9, 1999 relating to the consolidated financial statements of Rnethealth.com, Inc. and subsidiary, appearing in the Prospectus, which is a part of this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus.



                                        CORBIN & WERTZ

Irvine, California
November 4, 1999